UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 31, 2004

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2004, Tempur-Pedic International Inc. issued a press release announcing that it had entered into a third amended and restated credit agreement, dated as of August 26, 2004, with Tempur-Pedic, Inc., Tempur Production USA, Inc., Dan-Foam ApS, certain other subsidiaries of Tempur-Pedic International, General Electric Capital Corporation and the other agents and lenders named therein. The Third Amended and Restated Credit Agreement amended and restated Tempur-Pedic International’s Second Amended and Restated Credit Agreement, dated as of August 15, 2003.

The press release is attached hereto as Exhibit 99.1 and incorporated herein.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

10.1 Third Amended and Restated Credit Agreement, dated as of August 26, 2004, among Tempur-Pedic International Inc., Tempur-Pedic, Inc., Tempur Production USA, Inc., Dan-Foam ApS, certain other subsidiaries of Tempur-Pedic International, General Electric Capital Corporation and the other agents and lenders named therein.

99.1. Press release dated August 30, 2004, titled “Tempur-Pedic International Inc. Announces Closing of Amended and Restated Senior Credit Facilities.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 31, 2004

Tempur-Pedic International Inc.

By:	/S/ ROBERT B. TRUSSELL, JR.
Name:	Robert B. Trussell, Jr.
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Third Amended and Restated Credit Agreement, dated as of August 26, 2004, among Tempur-Pedic International Inc., Tempur-Pedic, Inc., Tempur Production USA, Inc., Dan-Foam ApS, certain other subsidiaries of Tempur-Pedic International, General Electric Capital Corporation and the other agents and lenders named therein.

99.1	Press release dated August 30, 2004, titled “Tempur-Pedic International Inc. Announces Closing of Amended and Restated Senior Credit Facilities.”